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EXHIBIT 10.02

EIGHTH AMENDMENT TO
CREDIT AGREEMENT

Dated as of July 30, 2001,

effective as of June 30, 2001

(amending the Credit Agreement,

dated as of February 26, 1998)

between

ALADDIN GAMING, LLC,

as the Borrower,

and

THE BANK OF NOVA SCOTIA,
as the Administrative Agent for Various Financial Institutions.

EIGHTH AMENDMENT TO CREDIT AGREEMENT

    THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this "Eighth Amendment to Credit Agreement") is dated as of July 30, 2001, effective as of June 30, 2001 by and between ALADDIN GAMING, LLC, a Nevada limited-liability company (the "Borrower") and THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor thereto in such capacity, the "Administrative Agent") for the various financial institutions as are or may become parties hereto (collectively, the "Lenders").

    In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

W I T N E S S E T H:

    WHEREAS, the Borrower, the Lenders, the Administrative Agent, Merrill Lynch Capital Corporation, as the syndication agent for the Lenders, and CIBC Oppenheimer Corp., as the documentation agent for the Lenders, have heretofore entered into (s) that certain Credit Agreement (the "CA") dated as of February 26, 1998, (t) that certain First Amendment to Credit Agreement (the "First Amendment to Credit Agreement") dated as of January 29, 1999, (u) that certain Second Amendment to Credit Agreement (the "Second Amendment to Credit Agreement") dated as of April 5, 1999, effective as of March 10, 1999, (v) that certain Third Amendment to Credit Agreement (the "Third Amendment to Credit Agreement") dated as of June 2, 2000, (w) that certain Fourth Amendment to Credit Agreement (the "Fourth Amendment to Credit Agreement") dated as of July 27, 2000, (x) that certain Fifth Amendment to Credit Agreement (the "Fifth Amendment to Credit Agreement") dated as of December 29, 2000, (y) that certain Sixth Amendment to Credit Agreement (the "Sixth Amendment to Credit Agreement") dated as of March 30, 2001 and (z) that certain Seventh Amendment to Credit Agreement (the "Seventh Amendment to Credit Agreement") dated as of June 15, 2001, effective as of May 29, 2001 (the CA, as amended by the First Amendment to Credit Agreement, the Second Amendment to Credit Agreement, the Third Amendment to Credit Agreement, the Fourth Amendment to Credit Agreement, the Fifth Amendment to Credit Agreement, the Sixth Amendment to Credit Agreement and the Seventh Amendment to Credit Agreement shall be referred to herein as the "Credit Agreement"); and

    WHEREAS, the Borrower has requested the Lenders to enter into certain additional amendments of the Credit Agreement; and

    WHEREAS, each of the parties hereto is willing, on the terms and subject to the conditions hereinafter set forth, to so amend the Credit Agreement, but only upon the terms and conditions set forth below.

    NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

    SECTION 1.1. Certain Defined Terms. The following terms (whether or not italicized) when used in this Eighth Amendment to Credit Agreement and the Credit Agreement, as amended by this Eighth Amendment to Credit Agreement, including all preambles and recitals, shall, except where the context otherwise requires, have the following meanings:

    "Effective Date" is defined in Section 4.1.

    "Eighth Amended to Credit Agreement" is defined in the preamble.

    "Fifth Amendment to Credit Agreement" is defined in the first recital.

    "First Amendment to Credit Agreement" is defined in the first recital.

    "Fourth Amendment to Credit Agreement" is defined in the first recital.

    "Second Amendment to Credit Agreement" is defined in the first recital.

    "Seventh Amendment to Credit Agreement" is defined in the first recital.

    "Sixth Amendment to Credit Agreement" is defined in the first recital.

    "Third Amendment to Credit Agreement" is defined in the first recital.

    "Third Amendment to Keep-Well Agreement" is defined in clause (a) of Section 4.1.

    SECTION 1.2. Other Defined Terms; Construction. For purposes of this Eighth Amendment to Credit Agreement, capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement, as amended by this Eighth Amendment to Credit Agreement, and the rules of construction set forth in Article I of the CA shall apply to this Eighth Amendment to Credit Agreement.

ARTICLE II

AMENDMENTS

    SECTION 2.1. Amendments. The parties hereto hereby agree that from and after the Effective Date, the following amendments shall be made to the Credit Agreement:

  (a)
  From and after the Effective Date, the definition of Applicable Base Rate Margin (as defined in the Sixth Amendment to Credit Agreement) shall be deleted in its entirety and the following definition of Applicable Base Rate Margin shall be substituted in its place:

    "Applicable Base Rate Margin" means, (w) relative to any Term B Loan, (1) on any date prior to June 30, 2001, 2.50% per annum, (2) on any date from and after the Effective Date of the Eight Amendment to Credit Agreement and prior to June 30, 2002, 10.00% per annum, as such rate may be reduced from time to time upon the occurrence of an Interest Reduction Event as set forth on Schedule I annexed to the Eighth Amendment to Credit Agreement, and (3) on any date from and after June 30, 2002, 2.50% per annum, (x) relative to any Term C Loan, (1) on any date prior to June 30, 2001, 3.00% per annum, (2) on any date from and after the Effective Date of the Eighth Amendment to Credit Agreement and prior to June 30, 2002, 10.00% per annum, as such rate may be reduced from time to time upon the occurrence of an Interest Reduction Event as set forth on Schedule I annexed to the Eighth Amendment to Credit Agreement, and (3) on any date from and after June 30, 2002, 3.00% per annum; (y) relative to any Term D Loan, (1) on any date prior to June 30, 2001, 3.50% per annum, (2) on any date from and after the Effective Date of the Eighth Amendment to Credit Agreement and prior to June 30, 2002, 10.50% per annum, as such rate may be reduced from time to time upon the occurrence of an Interest Reduction Event as set forth on Schedule I annexed to the Eighth Amendment to Credit Agreement, and (3) on any date from and after June 30, 2002, 3.50% per annum; and (z) relative to any Term A Loan, (1) on any date prior to February 18, 2001, 2.00% per annum, (2) on any date from and after February 18, 2001 and prior to June 30, 2001, the per annum percentage set forth below opposite the Total Debt to EBITDA Ratio set forth in the Current Compliance Certificate, (3) on any date from and after the Effective Date of the Eighth Amendment to Credit Agreement and prior to June 30, 2002, 10.00% per annum, as such rate may be reduced from time to time upon the occurrence of an Interest Reduction Event as set forth on Schedule I annexed to the Eighth Amendment to Credit Agreement, and (4) on any date from and after June 30, 2002, the per annum percentage set forth below opposite the Total Debt to EBITDA Ratio set forth in the Current Compliance Certificate:

Total Debt to EBITDA Ratio	Applicable Base Rate Margin
a 4.5:1	2.00%
a 4.0:1 and < 4.5:1	1.75%
a 3.5:1 and < 4.0:1	1.50%
a 3.0:1 and < 3.5:1	1.00%
a 2.5:1 and < 3.0:1	0.75%
< 2.5:1	0.50%"
  (b)
  From and after the Effective Date, the definition of Applicable LIBO Rate Margin (as defined in the Sixth Amendment to Credit Agreement) shall be deleted in its entirety and the following definition of Applicable LIBO Rate Margin shall be substituted in its place:

    "Applicable LIBO Rate Margin" means, (w) relative to any Term B Loan, (1) on any date prior to June 30, 2001, 3.50% per annum, (2) on any date from and after the Effective Date of the Eighth Amendment to Credit Agreement and prior to June 30, 2002, 11.00% per annum, as such rate may be reduced from time to time upon the occurrence of an Interest Reduction Event, and (3) on any date from and after June 30, 2002, 3.50% per annum, (x) relative to any Term C Loan, (1) on any date prior to June 30, 2001, 4.00% per annum, (2) on any date from and after the Effective Date of the Eighth Amendment to Credit Agreement and prior to June 30, 2002, 11.00% per annum, as such rate may be reduced from time to time upon the occurrence of an Interest Reduction Event, and (3) on any date from and after June 30, 2002, 4.00% per annum; (y) relative to any Term D Loan, (1) on any date prior to June 30, 2001, 4.50% per annum, (2) on any date from and after the Effective Date of the Eighth Amendment to Credit Agreement and prior to June 30, 2002, 11.50% per annum, as such rate may be reduced from time to time upon the occurrence of an Interest Reduction Event, and (3) on any date from and after June 30, 2002, 4.5%; and (z) relative to any Term A Loan, (1) on any date prior to February 18, 2001, 3.00% per annum, (2) on any date from and after February 18, 2001 and prior to June 30, 2001, the per annum percentage set forth below opposite the Total Debt to EBITDA Ratio set forth in the Current Compliance Certificate, (3) on any date from and after the Effective Date of the Eighth Amendment to Credit Agreement and prior to June 30, 2002, 11.00% per annum, as such rate may be reduced from time to time upon the occurrence of an Interest Reduction Event, and (4) on any date from and after June 30, 2002, the per annum percentage set forth below opposite the Total Debt to EBITDA Ratio set forth in the Current Compliance Certificate:

Total Debt to EBITDA Ratio	Applicable LIBO Rate Margin
a 4.5:1	3.00%
a 4.0:1 and < 4.5:1	2.75%
a 3.5:1 and < 4.0:1	2.50%
a 3.0:1 and < 3.5:1	2.00%
a 2.5:1 and < 3.0:1	1.75%
< 2.5:1	1.50%"
  (c)
  From and after the Effective Date, the definition of Deemed Cash Equity Contribution (as defined in the Seventh Amendment to Credit Agreement) shall be deleted in its entirety and the following definition of Deemed Cash Equity Contribution shall be substituted in its place:

    "Deemed Cash Equity Contribution" shall mean, for the sole purpose of calculating EBITDA (i) for the Fiscal Quarter closing on March 31, 2001 and for no other purpose, a Cash Equity Contribution in the amount of $13,300,000 and (ii) for the Fiscal Quarters closing on June 30, 2001, September 30, 2001, December 31, 2001 and March 31, 2002, and for no other purpose, a Cash Equity Contribution in the amount which, when added to the Borrower's EBITDA for the four quarter period ending on the last day of such Fiscal Quarter, will result in the Borrower being in compliance with the Minimum Fixed Charge Coverage Ratio, but only if the Sponsors have made Cash Equity Contributions in the amount of the FQ2 Cash Equity Contributions (for the Fiscal Quarter closing on March 31, 2001) and in the amount of the FQ Cash Equity Contributions (for the Fiscal Quarters closing on June 30, 2001, September 30, 2001, December 31, 2001 or March 31, 2002 as the case may be), in accordance with the Keep-Well Agreement, as amended by the First Amendment to Keep-Well Agreement, the Second Amendment to Keep-Well Agreement, and the Third Amendment to Keep-Well Agreement. If such FQ2 Cash Equity Contributions or any FQ Cash Equity Contributions have not been made in accordance with the Keep-Well Agreement, as so amended, then the Deemed Cash Equity Contributions for the Fiscal Quarter ending (x) March 31, 2001 shall be the Cash Equity Contributions actually made by the Sponsors in accordance with the Keep-Well Agreement, as amended by the First Amendment to Keep-Well Agreement, on or before May 30, 2001 or (y) June 30, 2001, September 30, 2001, December 31, 2001 or March 31, 2002 shall be the Cash Equity Contributions actually made by the Sponsors for such Fiscal Quarter in accordance with the Keep-Well Agreement, as amended by the First Amendment to Keep-Well Agreement, the Second Amendment to Keep-Well Agreement and the Third Amendment to Keep-Well Agreement. In no event shall the Deemed Cash Equity Contribution apply to or in any way limit any obligation of the Sponsors under the Keep-Well Agreement, as amended by the First Amendment to Keep-Well Agreement, the Second Amendment to Keep-Well Agreement and the Third Amendment to Keep-Well Agreement."

    (d)
    From and after the Effective Date, the definition of EBITDA in the Credit Agreement shall be deleted in its entirety and the following definition of EBITDA shall be substituted in its place:

    " 'EBITDA' means, for the Borrower only, for any applicable period, the sum (without duplication) of

    (a)
    Net Income for such period,

  plus

    (b)
    the amount deducted by the Borrower, in determining Net Income for such period, representing:

    (i)
    Interest Expense of the Borrower;

  plus

      (ii)
      the amount deducted, in determining Net Income, of all federal, state and local income taxes (whether paid in cash or deferred) of the Borrower or, if the Borrower is treated as a pass-through entity or is not treated as a separate entity for United States federal income tax purposes, the amount of Restricted Payments made by the Borrower in accordance with clause (c) of Section 7.2.6, subject to the terms thereof;

  plus

      (iii)
      depreciation of assets of the Borrower;

  plus

      (iv)
      amortization;

  plus

      (v)
      non-cash expense or income items of the Borrower under any Rate Protection Agreement;

  plus

  (c)
  the amount of Cash Equity Contributions (as defined in the Keep-Well Agreement) made by one or more of the Sponsors in accordance with the Keep-Well Agreement attributable to such period;

  plus

  (d)
  the amount of Cash Contributions to Capital;

provided, however, that in computing EBITDA (i) for purposes of determining the 'Total Debt to EBITDA Ratio' in clause (h)(i)(B) of Section 7.2.6 or the amount of 'Excess Cash Flow', the 'Applicable Base Rate Margin' or the 'Applicable LIBO Rate Margin', subclauses (c) and (d) shall be excluded from such computation, (ii) for purposes of determining the amount of Cash Equity Contributions made by the Sponsors with respect to the Fiscal Quarters ending March 31, 2001, June 30, 2001, September 30, 2001, December 31, 2001 and March 31, 2002, the amount thereof shall be the Deemed Cash Equity Contributions, (iii) for any period of four consecutive Fiscal Quarters ending on or prior to June 30, 2001 for purposes of determining compliance with respect to the covenants in clauses (a), (b) and (d) of Section 7.2.4, EBITDA for such period shall equal the product of (x) the sum of the amounts determined pursuant to clauses (a), (b), (c) and (d) for all Post-Conversion Fiscal Quarters that have then been completed multiplied by (y) a fraction, the numerator of which is equal to 4 and the denominator of which is equal to the number of Post-Conversion Fiscal Quarters which have then been completed, and (iv) for purposes of determining compliance with the covenant in clause (e) of Section 7.2.4 for any Fiscal Quarter ending on or prior to June 30, 2001, EBITDA shall be calculated for the period beginning on August 18, 2000 and ending on the date of the most recently completed Post-Conversion Fiscal Quarter."

  (e)
  From and after the Effective Date, the following definition shall be added to the Credit Agreement:

    "Interest Reduction Event" is defined on Schedule I annexed to the Eighth Amendment to Credit Agreement.

  (f)
  From and after the Effective Date, the words "Schedule II annexed to the Sixth Amendment to Credit Agreement" in clause (b) of Section 3.1.1 of the Credit Agreement, as amended by clause (gg) of Section 3.1 of the Fourth Amendment to Credit Agreement and clause (d) of Section 2.1 of the Fifth Amendment to Credit Agreement, shall be deemed to be deleted in their entirety and the words "Schedule II annexed to the Eighth Amendment to Credit Agreement" shall be substituted in their place.

  (g)
  From and after the Effective Date, clause (c) of Section 3.1.1 of the Credit Agreement, as amended by clause (b) of Section 2.1 of the Sixth Amendment to Credit Agreement, shall be deemed to be deleted in its entirety and the following clause (c) shall be substituted in its place:

    "(c) (i) From and after the Conversion Date, the Borrower shall make mandatory prepayments of principal (the 'Mandatory Prepayments') of all Loans in addition to the Scheduled Amortization on the dates and in the amounts set forth in Section 7.1.19 of the Credit Agreement and Schedule III annexed to the Eighth Amendment to Credit Agreement, the application of which shall be as set forth in items (ii) and (iii) of this clause (c).

  (ii)
  On any date on which a Mandatory Prepayment consisting of Excess Cash is to be made, any Term B Lender, any Term C Lender or any Term D Lender may elect not to receive its portion of such Mandatory Prepayment in which case 50% of the portion of such Mandatory Prepayment which was to have been made to such Lender shall be paid pro rata to (x) the Term B Lenders, the Term C Lenders and the Term D Lenders which have elected to receive their portions of such Mandatory Prepayment and (y) the Term A Lenders which have made a Term A Loan (up to the outstanding amount of the Term A Loans), and upon the payment of such 50% portion of such Mandatory Prepayment, the Borrower shall be deemed to have satisfied its obligations to make such Mandatory Prepayment. Except as set forth in the proviso of the immediately preceding sentence, Mandatory Prepayments will be applied pro rata in forward order among the Term A Loan, the Term B Loan, the Term C Loan and the Term D Loan.

  (iii)
  On any date on which a Mandatory Prepayment consisting of the "Release Price" is to be made, any Term B Lender, any Term C Lender or any Term D Lender may elect not to receive its portion of such Mandatory Prepayment in which case such Mandatory Payment shall be paid pro rata to (x) the Term B Lenders, the Term C Lenders and the Term D Lenders which have elected to receive their portions of the Release Price and (y) the Term A Lenders which have made a Term A Loan (up to the outstanding amount of the Term A Loans). Except as set forth in the proviso of the immediately preceding sentence, Mandatory Prepayments will be applied pro rata in forward order among the Term A Loan, the Term B Loan, the Term C Loan and the Term D Loan."

  (h)
  From and after the Effective Date, Section 3.2.3 of the Credit Agreement shall be deemed to be deleted in its entirety and the following Section 3.2.3 shall be substituted in its place:

    "SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

  (a)
  on the Stated Maturity Date therefor;

  (b)
  on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid; provided, however, that from and after the Effective Date of the Eighth Amendment to Credit Agreement and prior to June 30, 2002, the minimum interest payable in cash with respect to any such prepayment shall be the applicable amount set forth in the proviso in clauses (c) and (d) on the principal amount so paid or prepaid and the balance of accrued and unpaid interest shall be added to the principal amount of the Loans as payment of such interest;

  (c)
  with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date; provided, however, that from and after the Effective Date of the Eighth Amendment to Credit Agreement and prior to June 30, 2002, (w) interest shall be due and payable on the first day of each and every calendar month, (x) the minimum interest payable in cash on Base Rate Loans that are Term A Loans, Term B Loans or Term C Loans shall be an calculated as though the Applicable Base Rate Margin was 3.00% per annum, (y) the minimum interest payable in cash on Base Rate Loans that are Term D Loans shall be an calculated as though the Applicable Base Rate Margin was 3.50% per annum, and (z) the balance of accrued and unpaid interest shall be added to the principal amount of the Loans as payment of such interest.

  (d)
  with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each Quarterly Payment Date during such Interest Period); provided, however, that from and after June 30, 2001 and prior to June 30, 2002, (w) interest shall be due and payable on the first day of each and every calendar month,

    (x) the minimum interest payable in cash on LIBO Rate Loans that are Term A Loans, Term B Loans or Term C Loans shall be an calculated as though the Applicable LIBO Rate Margin was 4.00% per annum, (y) the minimum interest payable in cash on LIBO Rate Loans that are Term D Loans shall be an calculated as though the Applicable LIBO Rate Margin was 4.50% per annum and (z) the balance of accrued and unpaid interest shall be added to the principal amount of the Loans as payment of such interest;

  (e)
  with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; provided, however, that from and after June 30, 2001 and prior to June 30, 2002, (x) the minimum interest payable in cash on Base Rate Loans that are Term A Loans, Term B Loans or Term C Loans shall be an calculated as though the Applicable Base Rate Margin was 3.00% per annum, (y) the minimum interest payable in cash on Base Rate Loans that are Term D Loans shall be an calculated as though the Applicable Base Rate Margin was 3.50% per annum and (z) the balance of accrued and unpaid interest shall be added to the principal amount of the Loans as payment of such interest; and

  (f)
  on that portion of any Loan the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand and not added to principal."

ARTICLE III

WAIVERS BY THE LENDERS

    SECTION 3.1. Waivers Pertaining to Financial Condition and Operations. The Borrower has not performed its covenants under clause (a), clause (b) and clause (d) of Section 7.2.4 of the Credit Agreement, as amended by the Sixth Amendment to Credit Agreement and as further amended by this Eighth Amendment to Credit Agreement, with respect to the Fiscal Quarters ending on or prior to June 30, 2001. The Borrower does not expect to perform its covenants under clause (a), clause (b), and clause (d) of Section 7.2.4 of the Credit Agreement, as amended by the Sixth Amendment to Credit Agreement and as further amended by this Eighth Amendment to Credit Agreement, with respect to the Fiscal Quarters ending on or prior to June 30, 2002. As of the Effective Date, the Lenders agree that the Borrower's failure to perform its covenants (x) under clause (a), clause (b) and clause  (d) of Section 7.2.4 of the Credit Agreement, as amended by the Sixth Amendment to Credit Agreement and further amended by this Eighth Amendment to Credit Agreement, are hereby waived with respect to the Fiscal Quarters ending on or prior to June 30, 2002.

ARTICLE IV

CONDITIONS PRECEDENT AND COVENANT; AMENDMENT FEE

    SECTION 4.1. Conditions to Effectiveness. This Eighth Amendment to Credit Agreement shall be and become effective on the date (the "Effective Date") on which each of the following conditions precedent shall have been satisfied.

  (a)
  Deliveries. The Administrative Agent shall have received counterparts of (i) this Eighth Amendment to Credit Agreement executed by Authorized Representatives of the Borrower and the Administrative Agent; (ii) the Ratification and Reaffirmation executed by Authorized Representatives of each of the parties thereto; (iii) if required, the Third Amendment to Deed of Trust, (iv) the Third Amendment to Keep-Well Agreement of even date (the "Third Amendment to Keep-Well Agreement") from London Clubs, the Trust, ABH and AHL; (v) an amendment to the GECC Facilities Agreement which amends the GECC Facilities Agreement substantially in accordance with the terms hereof; (vi) a consent, if required, from the Discount Note Indenture Trustee to the execution and delivery hereof in form and content reasonably satisfactory to the Administrative Agent; and (vii) such other documents reasonably required by the Administrative Agent or any of the Lenders.

  (b)
  Third Amendment to Keep-Well Agreement. The Third Amendment to Keep-Well Agreement shall be effective in accordance with its terms.

  (c)
  Incumbency, etc. The Administrative Agent shall have received (with copies for each Lender) a certificate, dated as of the date of the Eighth Amendment to Credit Agreement, of an Authorized Representative of

  (i)
  the Borrower certifying

  (x)
  as to the incumbency and signatures of the Person or Persons authorized to execute and deliver this Eighth Amendment to Credit Agreement and any instruments or agreements required hereunder,

  (y)
  as to an attached copy of one or more resolutions or other authorizations of the manager of the Borrower certified by the Authorized Representative of such manager as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Eighth Amendment to Credit Agreement and any instruments or agreements required hereunder, and

  (z)
  that the Organizational Documents of the Borrower have not been modified since the date on which they were last delivered to the Administrative Agent, and

  (ii)
  each signatory to the Third Amendment to Keep-Well Agreement and the Ratification and Reaffirmation certifying

  (x)
  as to the incumbency and signatures of the Person or Persons authorized to execute and deliver such Instrument on behalf of such signatory,

  (y)
  as to an attached copy of one or more resolutions or other authorizations of (A) the Board of Directors certified by the Authorized Representative of such signatory or (B) the manager of such signatory certified by the Authorized Representative of such manager, as applicable, each as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of such Instrument, and

  (z)
  that the Organizational Documents of such signatory have not been modified since the date on which they were last delivered to the Administrative Agent,

upon which certificate the Administrative Agent and each Lender (collectively, the "Financing Parties") may conclusively rely until it shall have received a further certificate of an Authorized Representative of such Person canceling or amending such prior certificate.

  (d)
  Costs and Expenses. All reasonable fees and costs and expenses of Mayer, Brown & Platt and other professionals employed by the Administrative Agent and all other reasonable expenses of the Administrative Agent in connection with the negotiation, execution and delivery of this Eighth Amendment to Credit Agreement and the transactions contemplated herein shall have been paid in full.

  (e)
  Satisfactory Legal Form. Each Financing Party shall have received all information, approvals, opinions, documents or instruments as each Financing Party may have reasonably requested, and all documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to each Financing Party.

  (f)
  Default. After giving effect to this Eighth Amendment to Credit Agreement the following statements shall be true and correct: (i) to the best knowledge of the Borrower, no act or condition exists which, with the giving of notice or passage of time, would constitute a "Default" or "Event of Default" (as defined in the Credit Agreement, the GECC Facilities Agreement and the Discount Note Indenture) and (ii) no material adverse change has occurred in the financial condition, business, property, prospects or ability of the Borrower to perform in all material respects its obligations under any Operative Document or any of the documents evidencing and securing the FF&E Financing to which it is a party.

  (g)
  Consents and Approvals. All approvals and consents required to be taken, given or obtained, as the case may be, by or from any Governmental Instrumentality or another Person, or by or from any trustee (including, without limitation, GECC and the Discount Note Indenture Trustee) or holder of any Indebtedness or Obligation of the Borrower or any other Obligor, that are necessary or, in the reasonable opinion of the Administrative Agent, advisable in connection with the execution, delivery and performance of the Credit Agreement, as amended by this Eighth Amendment to Credit Agreement, by all parties hereto or thereto, shall have been taken, given or obtained, as the case may be, shall be in full force and effect and the time for appeal with respect to any thereof shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be in form and substance reasonably satisfactory to the Administrative Agent.

  (h)
  Delivery of Eighth Amendment to Credit Agreement, etc. The Borrower shall have delivered this Eighth Amendment to Credit Agreement to all Persons entitled under the Operative Documents to receive delivery hereof and arranged for or caused the recording and/or filing thereof, if required.

  (i)
  Opinions. The Administrative Agent shall have received such opinions of counsel as it deems necessary, dated as of the date of the Eighth Amendment to Credit Agreement and addressed to the Administrative Agent, the Lenders and, if applicable, the Disbursement Agent, which shall provide, in relevant part, that the amendment in clause (h) of Section 2.1 of this Eighth Amendment does not violate any applicable usury law or public policy, no approvals, waivers, amendments or modifications are required under the GECC Intercreditor Agreement or the Discount Note Indenture for the approvals, waivers, amendments or modifications set forth in this Eighth Amendment to Credit Agreement and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

    In order to induce the Administrative Agent to enter into this Eighth Amendment to Credit Agreement on behalf of the Lenders, the Borrower hereby reaffirms, as of the date of this Eighth Amendment to Credit Agreement, its representations and warranties contained in Article VI of the Credit Agreement and the Disbursement Agreement and additionally represents and warrants unto each Financing Party as set forth in this Article IV.

    SECTION 5.1. Matters Pertaining to the GECC Facilities Agreement and the Discount Note Indenture. The Borrower has performed in all material respects its obligations under the GECC Facilities Agreement and the Discount Note Indenture. To the best knowledge of the Borrower, no act or condition exists which, with the giving of notice or passage of time, would constitute a "Default" or "Event of Default" (as defined in the Credit Agreement, the GECC Facilities Agreement and the Discount Note Indenture). No material adverse change has occurred with respect to the financial condition, business, property, prospects or ability of the Borrower to perform in all material respects its obligations under any Operative Document or any of the documents evidencing and securing the FF&E Financing to which it is a party.

    SECTION 5.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Eighth Amendment to Credit Agreement and each other document executed or to be executed by it in connection with this Eighth Amendment to Credit Agreement are within the Borrower's powers, have been duly authorized by all necessary action, and do not

  (a)
  contravene the Borrower's Organizational Documents;

  (b)
  contravene any contractual restriction binding on or affecting any of the Aladdin Parties and/or the London Clubs Parties;

  (c)
  contravene any court decree or order or Legal Requirement binding on or affecting any of the Aladdin Parties and/or the London Clubs Parties; or

  (d)
  result in, or require the creation or imposition of, any Lien on any property of the Borrower, any of the other Aladdin Parties, any other Person which executes and delivers documents with respect to the Eighth Amendment to Credit Agreement in favor of the Lenders, except as expressly permitted by the Operative Documents, the GECC Facilities Agreement, the Discount Note Indenture and other Instruments binding on such Persons, as the case may be, and the Financing Parties may conclusively rely on such representation and warranty.

    SECTION 5.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Person of this Eighth Amendment to Credit Agreement or any other document to be executed by it or any other Person in connection with this Eighth Amendment to Credit Agreement.

    SECTION 5.4. Validity, etc. This Eighth Amendment to Credit Agreement constitutes, and each other document executed by the Borrower in connection with this Eighth Amendment to Credit Agreement, on the due execution and delivery thereof, will constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

    SECTION 5.5. Limitation. Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and each other Operative Document shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and modifications set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Credit Agreement, the GECC Facilities Agreement, any Operative Document, the Discount Note Indenture or other Instrument referred to therein or herein, or of any transaction or further or future action on the part of the Borrower or any other Person which would require the consent of the Agents, the Lenders, GECC or the Discount Note Indenture Trustee or any other Person.

    SECTION 5.6. Offsets and Defenses. The Borrower has no offsets or defenses to its obligations under the Loan Documents and no claims or counterclaims against any of the Agents or the Lenders.

    SECTION 5.7. Release by the Borrower. (a) As an inducement to the Administrative Agent to enter into this Eighth Amendment to Credit Agreement on behalf of the Lenders, the Borrower hereby releases and discharges the Lenders and the Agents, and their respective successors and assigns, and all officers, directors, employees, agents, representatives, insurers and attorneys of each of them from all actions, counterclaims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Lenders, the Agents and/or their successors and assigns which the Borrower ever had, now has or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Eighth Amendment to Credit Agreement (the "Released Claims").

  (b)
  In order to induce the Administrative Agent to accept the release set forth herein on behalf of the Lenders, the Borrower represents that:

  (i)
  such release constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms. The execution and delivery of, and the performance and compliance by the Borrower with, such release will not conflict with, or constitute on the part of the Borrower a violation or breach of, or a default under, and will not require any authorization, consent, approval or other action by, or any notice to, or filing with any court or administrative body or any other Person pursuant to, any mortgage, deed of trust, loan agreement, trust agreement or other agreement or instrument to which the Borrower or any of its property is subject or any laws and other governmental requirements; and

  (ii)
  the Borrower (A) has not sold, transferred, conveyed, abandoned or otherwise disposed of any of the Released Claims, whether or not known, suspected or claimed that the Borrower has, had or may have, against the Lenders, any Agent and/or any of their successors, predecessors (including, without limitation, all predecessors by virtue of merger) and assigns, as the case may be and (B) has sought the advice of counsel with respect to the execution and delivery of this Eighth Amendment to Credit Agreement and the Borrower understands the legal implications with respect to the release set forth herein and the other documents executed by the Borrower in connection herewith.

  (c)
  The Borrower hereby acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of the release set forth herein, but that it is the Borrower's intention to, and it does, hereby fully, finally and forever settle the Released Claims; in furtherance of such intention, the Borrower acknowledges that the release set forth herein shall be and remain in effect as a full and complete release, notwithstanding the subsequent discovery or existence of any such additional or different facts.

ARTICLE VI

MISCELLANEOUS PROVISIONS

    SECTION 6.1. Reservation of Rights. The Borrower agrees that neither this Eighth Amendment to Credit Agreement nor the making of any Advance by the Disbursement Agent and the Administrative Agent's consent thereto either before or after the Effective Date shall constitute (w) an approval of all or any portion of any Advance Request, (x) a waiver or forbearance by the Disbursement Agent or the Administrative Agent under any of the Loan Documents, (y) the acceptance by the Disbursement Agent or the Administrative Agent of any course of conduct by the Borrower, the Sponsors, the Completion Guarantors or any other Person or (z) an agreement by the Administrative Agent to amend any of the Loan Documents without all required approvals including, without limitation, approval from the Required Lenders. The Borrower further agrees that the Administrative Agent and the Disbursement Agent reserve all rights, remedies and options under the Loan Documents to require the Borrower to satisfy in all respects the conditions relating to each Advance and perform all of its obligations under the Loan Documents which are then due and owing or are susceptible of performance, as the case may be.

    SECTION 6.2. Ratification of and References to the Credit Agreement. This Eighth Amendment to Credit Agreement shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended by this Eighth Amendment to Credit Agreement, shall continue in full force and effect and is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement, as amended by this Eighth Amendment to Credit Agreement.

    SECTION 6.3. Headings. The various headings of this Eighth Amendment to Credit Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Eighth Amendment to Credit Agreement or any provisions hereof.

    SECTION 6.4. Applicable Law. THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES OF SUCH STATE.

    SECTION 6.5. Cross-References. References in this Eighth Amendment to Credit Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Eighth Amendment to Credit Agreement.

    SECTION 6.6. Loan Document. This Eighth Amendment to Credit Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

    SECTION 6.7. Successors and Assigns. This Eighth Amendment to Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    SECTION 6.8. Counterparts. This Eighth Amendment to Credit Agreement may be executed by the parties hereto in any number of counterparts and on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment to Credit Agreement as of the day and year first above written.

                      ALADDIN GAMING, LLC
                      By:

                          Name:
                          Title:

                      THE BANK OF NOVA SCOTIA, as the
                      Administrative Agent
                      By:

                          Name: Alan Pendergast
                          Title: Managing Director

SCHEDULE I
To Eighth Amendment to Credit Agreement

    The Applicable Base Rate Margin and the Applicable LIBO Rate Margin relative to any Term A Loan, Term B Loan, Term C Loan and Term D Loan shall be reduced from time to time by the percentage set forth below opposite the applicable event (each, an "Interest Reduction Event") upon the occurrence of any Interest Reduction Event from and after the Effective Date of the Eighth Amendment to Credit Agreement and prior to June 30, 2002:

Interest Reduction Event	Percentage Reduction
The date on which LCNI directly owns, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), approximately 85% of the Holdings Common Membership Interests.	2.00%
The Applicable Base Rate Margin shall be further reduced on the date on which the Administrative Agent shall deliver on behalf of the Lenders a release of the Music Project Parcel from the Deed of Trust in accordance with Section 7.1.19 and a Mandatory Prepayment is made in accordance with item (ii) of clause (c) of Section 3.1.1 provided that the Release Price is greater than or equal to $15,000,000.	1.00%
The Applicable Base Rate Margin shall be further reduced on the date on which contributions to the Borrower made by or on behalf of the Sponsors from and after the Effective Date of the Eighth Amendment to Credit Agreement aggregate $15,000,000 or more, which contributions shall be in cash, not made as a loan and made on terms and conditions satisfactory to the Administrative Agent as determined on good faith in its sole discretion.	0.50%

SCHEDULE II
To Eighth Amendment to Credit Agreement

Date	Scheduled Repayment of Term A Loan ($136MM)	Scheduled Repayment of Term B Loan ($114MM)	Scheduled Repayment of Term C Loan ($160MM)	Scheduled Repayment of Term D Loan ($50MM)
End of First Fiscal Quarter following the Conversion Date	4.00	0.30	0.40	None
End of Second Fiscal Quarter thereafter	4.0	0.30	0.40	0.125
End of Third Fiscal Quarter thereafter	4.0	0.30	0.40	0.125
End of Fourth Fiscal Quarter thereafter	0.0	0.0	0.0	0.0
End of Fifth Fiscal Quarter thereafter	0.0	0.0	0.0	0.0
End of Sixth Fiscal Quarter thereafter	0.0	0.0	0.0	0.0
End of Seventh Fiscal Quarter thereafter	0.0	0.0	0.0	0.0
End of Eighth Fiscal Quarter thereafter	24.00	1.5	2.0	0.625
End of Ninth Fiscal Quarter thereafter	7.00	0.30	0.40	0.125
End of Tenth Fiscal Quarter thereafter	7.00	0.30	0.40	0.125
End of Eleventh Fiscal Quarter thereafter	7.00	0.30	0.40	0.125
End of Twelfth Fiscal Quarter thereafter	7.00	0.30	0.40	0.125
End of Thirteenth Fiscal Quarter thereafter	8.00	0.30	0.40	0.125
End of Fourteenth Fiscal Quarter thereafter	8.00	0.30	0.40	0.125
End of Fifteenth Fiscal Quarter thereafter	8.00	0.30	0.40	0.125
End of Sixteenth Fiscal Quarter thereafter	8.00	0.30	0.40	0.125
End of Seventeenth Fiscal Quarter thereafter	10.00	0.30	0.40	0.125
End of Eighteenth Fiscal Quarter thereafter	10.00	0.30	0.40	0.125
End of Nineteenth Fiscal Quarter thereafter	10.00	0.30	0.40	0.125
End of Twentieth Fiscal Quarter thereafter	8.75	0.30	0.40	0.125
End of Twenty-First Fiscal Quarter thereafter		17.00	0.40	0.125
End of Twenty-Second Fiscal Quarter thereafter		17.00	0.40	0.125
End of Twenty-Third Fiscal Quarter thereafter		17.00	0.40	0.125
End of Twenty-Fourth Fiscal Quarter thereafter		17.00	0.40	0.125
End of Twenty-Fifth Fiscal Quarter thereafter		20.00	0.40	0.125
End of Twenty-Sixth Fiscal Quarter thereafter		20.00	0.40	0.125
End of Twenty-Seventh Fiscal Quarter thereafter			23.80	0.125
End of Twenty-Eighth Fiscal Quarter thereafter			23.80	0.125
End of Twenty-Ninth Fiscal Quarter thereafter			25.50	0.125
End of Thirtieth Fiscal Quarter thereafter			25.50	0.125
End of Thirty-First Fiscal Quarter thereafter			25.50	0.125
End of Thirty-Second Fiscal Quarter thereafter			25.50	0.125
End of Thirty-Third Fiscal Quarter therea				25.50
End of Thirty-Fourth Fiscal Quarter thereafter				20.625

SCHEDULE III
To Eighth Amendment to Credit Agreement

MANDATORY PAYMENTS AND PREPAYMENTS

Date	Percentage of Excess Cash Flow

End of each of the First Fiscal Quarter following the Conversion Date (October 31, 2000) and the Second Fiscal Quarter following the Conversion Date	75% of Excess Cash Flow shall be paid as a Mandatory Prepayment in accordance with clause (c) of Section 3.1.1 unless the Total Debt to EBITDA Ratio is greater than 3.50:1.0 in which case such percentage shall be 100%.
End of Third Fiscal Quarter following the Conversion Date	100% of Excess Cash Flow shall be paid first to the Consenting Lenders (as defined in the Sixth Amendment to Credit Agreement) in accordance with Section 5.2 of the Sixth Amendment to Credit Agreement until the Sixth Amendment Fee has been paid in full; thereafter 75% of remaining Excess Cash Flow shall be paid as a Mandatory Prepayment in accordance with clause (c) of Section 3.1.1 unless the Total Debt to EBITDA Ratio is greater than 3.50:1.0 in which case such percentage shall be 100%
End of each of the Fourth Fiscal Quarter following the Conversion Date and the end of each Fiscal Quarter thereafter through the End of the Eighth Fiscal Quarter following the Conversion Date	100% of Excess Cash Flow shall be paid first to the Consenting Lenders in accordance with Section 5.2 of the Sixth Amendment to Credit Agreement until the Sixth Amendment Fee has been paid in full; thereafter 60% of remaining Excess Cash Flow shall be paid as a Mandatory Prepayment in accordance with clause (c) of Section 3.1.1 unless the Total Debt to EBITDA Ratio is greater than 3.50:1.0 in which case such percentage shall be 100%.
End of Ninth Fiscal Quarter following the Conversion Date and the end of each Fiscal Quarter thereafter	100% of Excess Cash Flow shall be paid first to the Consenting Lenders in accordance with Section 5.2 of the Sixth Amendment to Credit Agreement until the Sixth Amendment Fee has been paid in full; thereafter 55% of remaining Excess Cash Flow shall be paid as a Mandatory Prepayment in accordance with clause (c) of Section 3.1.1 unless the Total Debt to EBITDA Ratio is greater than 3.50:1.0 in which case such percentage shall be 100%.

QuickLinks

EIGHTH AMENDMENT TO CREDIT AGREEMENT
EIGHTH AMENDMENT TO CREDIT AGREEMENT
W I T N E S S E T H
ARTICLE I DEFINITIONS
ARTICLE II AMENDMENTS
ARTICLE III WAIVERS BY THE LENDERS
ARTICLE IV CONDITIONS PRECEDENT AND COVENANT; AMENDMENT FEE
ARTICLE V REPRESENTATIONS AND WARRANTIES
ARTICLE VI MISCELLANEOUS PROVISIONS